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                                                                      EXHIBIT 5A

                              HALE AND DORR LLP
                              COUNSELLORS AT LAW
                                60 State Street
                          Boston, Massachusetts 02109
                        617-526-6000 *FAX 617-526-5000



                                 June 5, 1997


Waban Inc.
One Mercer Road
Natick, Massachusetts  01760

     Re:  Registration Statement on Form S-3
          ----------------------------------

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-3 (File No. 333-25511-01) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 4,321,171 shares of Common Stock, $.01 par value per share (the "Shares"), of Waban Inc., a Delaware corporation (the "Company"), and the associated Preferred Stock Purchase Rights (the "Rights") issuable under the Rights Agreement, dated as of May 23, 1989, between the Company and Morgan Shareholder Services Trust Company, as Rights Agent (the "Rights Agreement").

     The Shares and the Rights are to be issued as follows: (i) up to 2,160,606 Shares (the "Standby Shares") and the associated Rights are issuable pursuant to a Standby Purchase Agreement (the "Standby Agreement") to be entered into between the Company and the purchaser named therein in substantially the form filed as Exhibit 1A to the Registration Statement; and (ii) up to 4,321,171 Shares (less any Standby Shares issued) (the "Conversion Shares") and the associated Rights are issuable upon the conversion of the Company's outstanding 6.5% Convertible Subordinated Debentures due 2002 (the "Convertible Debentures"), which were originally issued and sold pursuant to an Indenture, dated as of July 1, 1992 (the "Indenture"), between the Company and Continental Bank, National Association, as Trustee.

     We are acting as counsel for the Company in connection with the Registration Statement. We have examined signed copies of the Registration Statement and all exhibits thereto, all as filed with the Commission. We have also examined and relied upon the original or copies of minutes of meetings of the stockholders and the Board
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Waban Inc.
June 5, 1997
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of Directors of the Company, stock record books of the Company, a copy of the
By-Laws of the Company, as amended, a copy of the Restated Certificate of Incorporation of the Company, as amended, the Rights Agreement, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

     We have not made any investigation of the laws of any jurisdiction other than the Commonwealth of Massachusetts, and the federal laws of the United States and the Delaware General Corporation Law statute, and we are opining herein solely with respect to the laws of the Commonwealth of Massachusetts, the federal laws of the United States and the Delaware General Corporation Law statute. To the extent that the laws of any other jurisdiction govern the agreements or transactions as to which we are opining herein, we have assumed, with your permission, that such laws are identical to those of the Commonwealth of Massachusetts, and we are expressing no opinion herein as to whether such assumption is reasonable or correct.

     We assume that the appropriate action will be taken, prior to the issuance of the Shares and the Rights in accordance with the Indenture, to register and qualify the Shares and the Rights for sale under all applicable state securities or "blue sky" laws.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Conversion Shares have been duly authorized and, when issued by the Company upon conversion of the Convertible Debentures in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable.

     2. Assuming that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent, when the Conversion Shares have been validly issued upon conversion of the Convertible Debentures in accordance with the terms of the Indenture, the Rights attributable to the Conversion Shares will be validly issued.
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Waban Inc.
June 5, 1997
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     3.  The Standby Shares have been duly authorized and, when issued by the
         Company and paid for in accordance with the terms of the Standby Agreement, will be validly issued, fully paid and nonassessable.

     4. Assuming that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent, when the Standby Shares have been validly issued and paid for in accordance with the terms of the Standby Agreement, the Rights attributable to the Standby Shares will be validly issued.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                        Very truly yours,

                                                        /s/ HALE AND DORR LLP

                                                        HALE AND DORR LLP